EXHIBIT 10.1

UNIT PURCHASE AND REDEMPTION AGREEMENT

By and Among

TNR HOLDINGS LLC,

ARMADA OIL, INC.,

MESA ENERGY, INC.,

and

GULFSTAR RESOURCES LLC

Dated as of May 16, 2014

INDEX TO EXHIBITS

EXHIBIT A	Use of Proceeds
EXHIBIT B	Form of Amendment to Limited Liability Company Agreement

UNIT PURCHASE AND REDEMPTION AGREEMENT

UNIT PURCHASE AND REDEMPTION AGREEMENT (this “Agreement”), dated as of May 16, 2014, by and among TNR HOLDINGS LLC, a Delaware limited liability company (the “Company”), MESA ENERGY, INC., a Nevada corporation (“Mesa”), GULFSTAR RESOURCES LLC, a Nevada limited liability company (the “Purchaser”), and Armada Oil, Inc., a Nevada corporation (“Armada”).

W I T N E S S E T H

WHEREAS, the Company is in the business of engaging in oil exploration and production (the “Business”);

WHEREAS, the Purchaser currently owns 18,123 Class A Units of the Company and Mesa currently owns 11,932 Class B Units of the Company;

WHEREAS, the Company wishes to issue and sell to the Purchaser 3,780 Class A Units (the “Purchased Units”) of the Company and the Purchaser wishes to purchase the Purchased Units on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company wishes to redeem, and Mesa wishes to have redeemed, 3,780 of its Class B Units (the “Redeemed Units”) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

THE UNIT PURCHASE AND REDEMPTION

Section 1.1 Issuance, Sale and Delivery of the Purchased Units.  At one or more closings, the Company shall issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company on the terms and subject to the conditions of this Agreement (the “Unit Purchase”), 3,780 Class A Units at a price of $564.31 per Class A Unit (the “Purchase Price”). The number of Class A Units to be purchased and issued on the Initial Closing Date (as hereinafter defined) shall be at least 1,400 and the Purchaser shall Purchase the balance of the Purchased Units at one or more additional closings (each, a “Subsequent Closing”) on or before June 15, 2014 (the date of any such Subsequent Closing, a “Subsequent Closing Date”); provided that if the Purchaser is unable to consummate the purchase of the balance of the Purchased Units by June 15, 2014 but is otherwise engaging in good faith efforts to do so, the Purchaser shall have an additional thirty (30) days to complete the purchase of all of the Purchased Units.

Section 1.2 Use of Funds.  The parties agree that the proceeds of the Unit Purchase at the Initial Closing or any Subsequent Closing, less transaction expenses, (i) shall be distributed to Mesa by the Company immediately after the receipt thereof by the Company in exchange for the redemption as provided in Section 1.3 of the number of Redeemed Units equal to the number of Purchased Units issued to Purchaser at the Initial Closing or any Subsequent Closing and (ii) the proceeds received by Mesa in connection with the Redeemed Units shall be used by Mesa and/or one or more of its affiliates for the uses and in the amounts set forth on Exhibit A.

Section 1.3 Redemption of the Redeemed Units.

(a) Subject to the terms and conditions set forth in this Agreement, on the Initial Closing Date (as hereinafter defined) and/or any Subsequent Closing Date, Mesa hereby irrevocably submits for redemption and transfers, assigns and delivers to the Company, and the Company hereby redeems and accepts all right, title and interest in and to, the number of Redeemed Units equal to the number of Purchased Units purchased by Purchaser on that date, free and clear of all liens and Encumbrances of any kind, in exchange for the Redemption Price (as hereinafter defined). On the Initial Closing Date or any Subsequent Closing Date, Mesa shall deliver to the Company all instruments necessary to effect the transfer of the appropriate number of Redeemed Units from Mesa to the Company.  Upon the transfer of the Redeemed Units to the Company on such Initial Closing Date or Subsequent Closing Date, such Redeemed Units shall be immediately cancelled.  For the avoidance of doubt, the number of Redeemed Units redeemed on the Initial Closing Date or any Subsequent Closing Date shall equal the number of Purchased Units purchased by Purchaser on such Initial Closing Date or Subsequent Closing Date.

(b) Redemption Price.  The aggregate purchase price (“Redemption Price”) for all of the Redeemed Units shall be $2,133,091.80, less transaction expenses and as set forth on Exhibit A.  In the event that the Purchaser elects to Purchaser fewer than the total amount of Purchased Units at the Initial Closing or any Subsequent Closing, then only the applicable portion of the Redemption Price, less transaction expenses pursuant to Section 7.1, shall be paid at such Initial Closing or Subsequent Closing.

Section 1.4 Initial Closing.  The initial closing of the sale and purchase of Purchased Units and the redemption of the Redeemed Units (the “Initial Closing”) shall take place at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016, on the date hereof, at 10:00 a.m., New York time, or at such other date and time as may be agreed upon between the Purchaser and the Company (such date and time being called the “Initial Closing Date”).  The Initial Closing and any Subsequent Closing may take place by .pdf or facsimile signatures with originally executed documents to follow by overnight delivery.  At the Initial Closing or any Subsequent Closing, the Company shall (i) issue the appropriate number of Purchased Units to Purchaser and register the Purchaser as the owner of such Purchased Units in the books and records of the Company and (ii) redeem the appropriate number of Redeemed Units from Mesa and thereafter register Mesa as the owner of the appropriate number of Units of the Company in the books and records of the Company.  As payment in full for the Purchased Units on the Initial Closing Date or any Subsequent Closing Date, the Purchaser shall deliver the Purchase Price for the applicable number of Purchased Units to the Company by wire transfer pursuant to wire instructions provided by the Company to the Purchaser in writing.  As payment in full for the appropriate portion of Redeemed Units on the Initial Closing Date or any Subsequent Closing Date, the Company shall distribute the Redemption Price by wire transfer to wire instructions provided by Mesa to the Company in writing; provided that all actual and projected transaction costs to be paid by the Company to Purchaser pursuant to Section 7.1 shall be withheld from the portion of the Redemption Price due at the Initial Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser and Mesa as provided in this Article II.

Section 2.1 Organization, Authorization and Corporate Power.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full legal capacity and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the performance of the Company’s obligations hereunder have been duly authorized by all necessary action on behalf of the Company. This Agreement has been duly executed by the Company, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

Section 2.2 No Violation.  The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by the Company and the consummation of the transactions contemplated hereunder will not (a) violate any provision of the organizational documents of the Company, (b) violate any law or order by which the Company or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any Encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any indenture or material agreement or instrument to which the Company is a party or any of its properties or assets is bound, in each case that would affect the Company’s ability to consummate the transactions contemplated by this Agreement.

Section 2.3 No Approvals or Consents.  No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality (a “Governmental Body”), and, no consent or approval of, or advance written notification to, any other person is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the or the consummation or performance of any of the transactions contemplated hereunder, including without limitation the issuance, sale and delivery of the Purchased Units.

Section 2.4 Issuance of Purchased Units.  The Purchased Units have been duly authorized and, when issued and sold in accordance with this Agreement, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and Encumbrances imposed by or through the Company except as set forth in the LLC Agreement.  Except as set forth in the LLC Agreement, neither the issuance, sale or delivery of the Purchased Units is subject to any preemptive right of members of the Company or to any right of first refusal or other right in favor of any person.

Section 2.5 Offering of the Purchased Units.  Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Purchased Units or any security of the Company similar to the Purchased Units has offered the Purchased Units or any such similar security for sale to, or solicited any offer to buy the Purchased Units or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Purchased Units under the Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations of the Securities and Exchange Commission thereunder, in either case so as to subject the offering, issuance or sale of the Purchased Units to the Purchaser to the registration provisions of the Securities Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company and Mesa as provided in this Article III.

Section 3.1 Securities Act.  The Purchaser, represents and warrants to the Company that:

(a) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Purchased Units; and

(b) the Purchased Units being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

Section 3.2 Organization, Authorization and Corporate Power.  The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has full legal capacity and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the performance of the Purchaser’s obligations hereunder have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been duly executed by the Purchaser, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

Section 3.3 No Violation.  The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Purchaser and the consummation of the transactions contemplated hereunder will not (a) violate any provision of the organizational documents of Purchaser, (b) violate any law or order by which Purchaser or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any Encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any indenture or material agreement or instrument to which Purchaser is a party or any of its properties or assets is bound, in each case that would affect the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

Section 3.4 No Approvals or Consents.  No registration or filing with, or consent or approval of or other action by, any Governmental Body, and, no consent or approval of, or advance written notification to, any other person is or will be necessary for the valid execution, delivery and performance by the Purchaser of this Agreement or the or the consummation or performance of any of the transactions contemplated hereunder.

Section 3.5 Brokerage, Financial Advisor or Finder Fees.  No agent, advisor, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker’s, advisor’s or finder’s fees from the Company in connection with any of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MESA

Mesa and Armada hereby jointly and severally represent and warrant to the Purchaser and the Company as provided in this Article IV.

Section 4.1 Organization, Authorization and Corporate Power.  Each of Mesa and Armada is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Each of Mesa and Armada has full legal capacity and authority to execute and deliver this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the performance of Mesa’s and Armada’s obligations hereunder have been duly authorized by all necessary action on behalf of Mesa and Armada, respectively. This Agreement has been duly executed by Mesa and Armada, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligations of Mesa and Armada, enforceable against Mesa and/or Armada in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

Section 4.2 No Violation.  The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Mesa and Armada and the consummation of the transactions contemplated hereunder will not (a) violate any provision of the organizational documents of Mesa or Armada, (b) violate any law or order by which Mesa, Armada, or their respective properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any Encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any indenture or material agreement or instrument to which Mesa or Armada is a party or any of their respective properties or assets is bound, in each case that would affect Mesa’s or Armada’s ability to consummate the transactions contemplated by this Agreement.

Section 4.3 No Approvals or Consents.  No registration or filing with, or consent or approval of or other action by, any Governmental Body, and, no consent or approval of, or advance written notification to, any other person is or will be necessary for the valid execution, delivery and performance by Mesa or Armada of this Agreement or the consummation or performance of any of the transactions contemplated hereunder.

Section 4.4 Ownership of Redeemed Units.  Mesa is the lawful owner of record and beneficially owns, and has good and marketable title to, the Redeemed Units, free and clear of any Encumbrance of any kind (other than restrictions under federal and state securities laws and such restrictions set forth in the LLC Agreement). Upon the consummation of the transaction contemplated by this Agreement and payment of the Redemption Price, the Company will own the Redeemed Units free and clear of any Encumbrance.

Section 4.5 Brokerage, Financial Advisor or Finder Fees.  No agent, advisor, broker, person or firm acting on behalf of Mesa or Armada is, or will be, entitled to any commission or broker’s, advisor’s or finder’s fees from the Company in connection with any of the transactions contemplated hereby.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

Section 5.1 Condition to the Obligations of the Purchaser and the Company on the Initial Closing Date or Subsequent Closing Date.  The obligation of (i) the Purchaser to purchase and pay for the Purchased Units being purchased by it on the Initial Closing Date or any Subsequent Closing Date and (ii) the Company to redeem and pay for the Redemption Units is in each case subject to the satisfaction or waiver, on or before such Initial Closing Date or Subsequent Closing Date, of the following conditions:

(a) All Proceedings to be Satisfactory.  All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser, the Company, and their counsel, and the Purchaser, the Company, and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(b) LLC Agreement Amendment.  An amendment (the “LLC Agreement Amendment”) to the Amended and Restated Limited Liability Company Agreement of the Company dated December 20, 2013 substantially in the form attached hereto as Exhibit B shall have been executed and delivered by Mesa.

(c) Bank Consent.  The Purchaser shall have received (i) an executed document evidencing the Bank’s consent to the transactions contemplated by this Agreement, in form and scope reasonably satisfactory to the Purchaser and their counsel or (ii) evidence satisfactory to the Purchaser, in the Purchaser’s sole discretion, that the Bank’s consent is not required for the consummation of the transactions contemplated by this Agreement.

(d) The Purchaser and the Company shall have received such other documents and information with respect to Mesa, Armada, and the transactions contemplated hereunder as the Purchaser, the Company, or their counsel reasonably request.

ARTICLE VI

COVENANTS

Section 6.1 Carbon County, Wyoming ORRI.  Reference is hereby made to that certain Seismic and Farmout Agreement dated as of October 22, 2012, as amended by letter agreements on December 13, 2012, May 23, 2013, and October 28, 2013 (as amended, the “Farmout Agreement”), by and among Anadarko E&P Onshore LLC (formerly known as Anadarko E&P Company LP), Anadarko Land Corp., and Armada relating to a certain oil and gas mineral estate underlying certain lands located in Carbon County, Wyoming and more fully described in the Farmout Agreement (the “Wyoming Property”).  Armada, an affiliate of Mesa, hereby covenants and agrees as follows:  provided that the Purchaser has purchased all of the Purchased Units and payment has been made to Mesa for all of the Redeemed Units as provided herein, in the event that Armada or any affiliate thereof enters into any oil and gas mineral lease on the Wyoming Property pursuant to the Farmout Agreement resulting from the drilling of a well using the proceeds from the sale of 3,780 Purchased Units pursuant to this Agreement(a “Lease”), Armada shall immediately grant the Purchaser a five percent (5%) overriding royalty interest (“ORRI”) in such Lease or Leases.  Armada further agrees that in such event, it shall prepare and deliver to the Purchaser a copy of the assignment of such ORRI as soon as commercially practicable after receipt of such Lease or Leases from lessor; provided that such documentation shall be to the reasonable satisfaction of the Purchaser.  Further, Armada shall submit all assignments of ORRI to be recorded with the appropriate governmental office in Carbon County, Wyoming as soon as commercially practicable and shall deliver the original, file-stamped assignment of such ORRI promptly upon receipt from Carbon County.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Expenses.  The Company shall pay the all of the reasonable, documented out-of-pocket expenses of Purchaser and Purchaser’s affiliates in connection with the transactions contemplated hereby and in connection with any subsequent amendment or waiver thereof, including without limitation all reasonable fees and disbursements of any outside accounting, legal, insurance, real estate, environmental, geological, or other professionals engaged by Purchaser in connection with such transactions.

Section 7.2 Survival of Agreements; Indemnification.

(a) All covenants, agreements, representations, and warranties made in this Agreement or any other agreement or document delivered in connection herewith shall survive the Closing, the issuance, sale and delivery of the Purchased Units, and the redemption of the Redeemed Units.  All statements contained in any certificate or other instrument delivered by Mesa and/or Armada hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by Mesa and/or Armada.  All covenants, agreements, representations, and warranties made herein or in any other document referred to herein or delivered to the Purchaser and/or the Company pursuant hereto will be deemed to have been relied on by the Purchaser and/or the Company, notwithstanding any investigation made by or on behalf of the Purchaser and/or the Company.

(b) Mesa and Armada (the “Indemnifying Parties”) will jointly and severally defend, indemnify and save and hold harmless the Company, the Purchaser and their respective affiliates, together with their respective stockholders, members, partners, officers, directors, managers, employees, trustees, attorneys and representatives and affiliates (each, an “Indemnified Person”), from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Company, the Purchaser, or a third party claim) (collectively, “Losses”) arising out of or resulting from:  (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Mesa or Armada in this Agreement, or in any other agreement, document, certificate or other writing delivered pursuant to this Agreement, or at Closing; (ii) the failure of the Indemnifying Parties to perform or observe fully any covenant, agreement or provision to be performed or observed by such party pursuant to this Agreement or any other agreement entered into by the Indemnifying Parties in connection herewith; or (iii) any legal, administrative or other proceedings brought by any existing shareholders of Armada arising out of the transactions contemplated by this Agreement or any other agreement entered into in connection herewith; provided, however, that, if and to the extent that any indemnification is unenforceable for any reason, the Indemnifying Parties shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

(c) Each Indemnified Person shall notify the Indemnifying Parties in writing of any action against such Indemnified Person in respect of which the Company may be obligated to provide indemnification on account of Section 7.2, promptly (which in the case of formal litigation against the Indemnified Person, shall mean within thirty (30) days of the receipt of any summons) after the receipt of notice of the commencement thereof.  The omission of any Indemnified Person so to notify the Indemnifying Parties of any such action shall not relieve the Indemnifying Parties from any liability which the Indemnifying Parties may have to such Indemnified Person except to the extent that such Indemnifying Party shall have been materially prejudiced by the omission of such Indemnified Person to so notify the Indemnifying Parties pursuant to this Section 7.2.  In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Parties of the commencement thereof, the Indemnifying Parties shall be entitled to participate therein and, to the extent that the Indemnifying Parties may wish, to assume the defense thereof, with counsel selected by the Indemnifying Parties and reasonably satisfactory to such Indemnified Person; provided, however, that (i) if the Indemnifying Parties shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Person reasonably determines (x) that there may be a conflict between the positions of any Indemnifying Party and of the Indemnified Person in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Person different from or in addition to those available to the Indemnifying Parties, then separate counsel for the Indemnified Person shall be entitled to participate in and conduct the defense and the Indemnifying Parties shall be liable for any reasonable legal or other expenses incurred by the Indemnified Person in connection with the defense.  The Indemnifying Parties will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to any third party claim against an Indemnified Person without the prior written consent of such Indemnified Person.

Section 7.3 Parties in Interest.  All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Purchased Units.

Section 7.4 Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile, addressed as follows:

(a) if to Mesa or Armada, to such parties at 5220 Spring Valley Road, Suite 615, Dallas, TX  75254, Facsimile Number:  (972-490-9161), Attn:  Randy M. Griffin, with an email copy (which shall not constitute notice) to rgriffin@armadaoil.us, and with a copy to Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY  10022, Facsimile Number:  (212) 400-6930, Attn:  Barrett S. DiPaolo.

(b) if to the Purchaser or the Company, to it at 757 Third Avenue, Suite 1703, New York, New York 10017, Facsimile Number: (646) 467-5271, Attn: Marceau N. Schlumberger and Jared Powell, with an email copy (which shall not constitute notice) to marceau@coralreefcap.com and jared@coralreefcap.com, and with a copy to Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016, Facsimile Number: (212) 592-1500, Attn.: John A. Rogers, Esq.;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

Section 7.5 Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of laws principles thereof that would cause the application of the laws of a jurisdiction other than the State of New York.

(b) Each party hereto hereby consents to the non-exclusive jurisdiction of a federal court located within the county of New York, State of New York, (or if there shall not be federal jurisdiction in such court, a state court located within the county of New York, State of New York) and irrevocably agrees that all actions or proceedings relating to or arising out of this Agreement, or the Purchased Units may be tried and litigated in such court.  Each party hereto hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit, or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or that this agreement or the subject matter hereof may not be enforced in or by any of the above-named courts.  Each of the parties hereto hereby consents to service of process in any such action, suit, or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, to the persons and at the addresses set forth in Section 7.4 above, is reasonably calculated to give actual notice, and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that such service of process does not constitute good and sufficient service of process.

(c) Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the subject matter hereof.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  This Section 7.5 has been fully discussed by each of the parties hereto and these provisions shall not be subject to any exceptions.  Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this agreement.  In the event of litigation, this agreement may be filed as a written consent to a trial (without a jury) by the court.

Section 7.6 Further Assurances.  Each party hereby shall perform such further acts and execute such further agreements as may be reasonably required to carry out the provisions and intent of this Agreement.

Section 7.7 Entire Agreement.  This Agreement, including the Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.  All Exhibits hereto are hereby incorporated herein by reference.

Section 7.8 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9 Amendments.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the parties hereto.

Section 7.10 Severability.  If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

Section 7.11 Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

Section 7.12 Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a) “affiliate” or “affiliated” shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person.

(b) “Bank” means The F&M Bank & Trust Company.

(c) “Encumbrance” shall mean any security interest, pledge, mortgage, lien, call, option, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

(d) “LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company dated December 20, 2013, as amended by the LLC Agreement Amendment.

(e) “person” shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

(f) “Unit” shall have the meaning ascribed thereto in the LLC Agreement.

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IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.

MESA ENERGY, INC.

By: /s/ Randy M. Griffin

Name: Randy M. Griffin

Title: CEO

ARMADA OIL, INC.

By: /s/ Randy M. Griffin

Name: Randy M. Griffin

Title: CEO

GULFSTAR RESOURCES LLC

By: Gulfstar Manager LLC, its Managing Member

By: /s/ Marceau Schlumberger

Name: Marceau Schlumberger

Title: Managing Member

TNR HOLDINGS LLC

By: /s/ Marceau Schlumberger

Name: Marceau Schlumberger

Title: Authorized Person

Exhibit A

Use of Proceeds

Exhibit B

Form of Amendment to LLC Agreement